Exhibit 4(e)
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                            CAROLINA POWER & LIGHT COMPANY

                                          TO

                                 THE BANK OF NEW YORK
                           (formerly Irving Trust Company)

                                         AND

                                   W.T. CUNNINGHAM

                 (successor to Frederick G. Herbst, Richard H. West,
                    J.A. Austin, E.J. McCabe, G. White, D.W. May,
                    J.A. Vaughan, Joseph J. Arney and Wafaa Orfy)

                                        as Trustees under Carolina Power &
                                        Light Company's Mortgage and Deed
                                        of Trust, dated as of May 1, 1940

                                   ________________


                         SIXTY-SECOND SUPPLEMENTAL INDENTURE

                           Providing among other things for
               First Mortgage Bonds, 5 7/8% Series due January 15, 2004
                                 (Sixty-fifth Series)


                                  _________________


                             Dated as of January 15, 1994





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


                         SIXTY-SECOND SUPPLEMENTAL INDENTURE

          INDENTURE, dated as of January 15, 1994, by and between CAROLINA POWER & LIGHT COMPANY, a corporation of the State of North Carolina, whose post office address is 411 Fayetteville Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Corporate Trustee), and W.T. CUNNINGHAM (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney and Wafaa Orfy), whose post office address is 3 Arlington Drive, Denville, New Jersey 07834 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter called the Mortgage), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the Sixty-second Supplemental Indenture) being supplemental thereto:

          WHEREAS, the Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, the Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

          WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

          WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

          WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

          WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

          WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

          WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

                Designation                              Dated as of
                -----------                              -----------

     First Supplemental Indenture  . . . . . . . . .   January 1, 1949
     Second Supplemental Indenture . . . . . . . . .   December 1, 1949
     Third Supplemental Indenture  . . . . . . . . .   February 1, 1951
     Fourth Supplemental Indenture . . . . . . . . .   October 1, 1952
     Fifth Supplemental Indenture  . . . . . . . . .   March 1, 1958
     Sixth Supplemental Indenture  . . . . . . . . .   April 1, 1960
     Seventh Supplemental Indenture  . . . . . . . .   November 1, 1961

                Designation                              Dated as of
                -----------                              -----------

     Eighth Supplemental Indenture . . . . . . . . .   July 1, 1964
     Ninth Supplemental Indenture  . . . . . . . . .   April 1, 1966
     Tenth Supplemental Indenture  . . . . . . . . .   October 1, 1967
     Eleventh Supplemental Indenture . . . . . . . .   October 1, 1968
     Twelfth Supplemental Indenture  . . . . . . . .   January 1, 1970
     Thirteenth Supplemental Indenture . . . . . . .   August 1, 1970
     Fourteenth Supplemental Indenture . . . . . . .   January 1, 1971
     Fifteenth Supplemental Indenture  . . . . . . .   October 1, 1971
     Sixteenth Supplemental Indenture  . . . . . . .   May 1, 1972
     Seventeenth Supplemental Indenture  . . . . . .   May 1, 1973
     Eighteenth Supplemental Indenture . . . . . . .   November 1, 1973
     Nineteenth Supplemental Indenture . . . . . . .   May 1, 1974
     Twentieth Supplemental Indenture  . . . . . . .   December 1, 1974
     Twenty-first Supplemental Indenture . . . . . .   April 15, 1975
     Twenty-second Supplemental Indenture  . . . . .   October 1, 1977
     Twenty-third Supplemental Indenture . . . . . .   June 1, 1978
     Twenty-fourth Supplemental Indenture  . . . . .   May 15, 1979
     Twenty-fifth Supplemental Indenture . . . . . .   November 1, 1979
     Twenty-sixth Supplemental Indenture . . . . . .   November 1, 1979
     Twenty-seventh Supplemental Indenture . . . . .   April 1, 1980
     Twenty-eighth Supplemental Indenture  . . . . .   October 1, 1980
     Twenty-ninth Supplemental Indenture . . . . . .   October 1, 1980
     Thirtieth Supplemental Indenture  . . . . . . .   December 1, 1982
     Thirty-first Supplemental Indenture . . . . . .   March 15, 1983
     Thirty-second Supplemental Indenture  . . . . .   March 15, 1983
     Thirty-third Supplemental Indenture . . . . . .   December 1, 1983
     Thirty-fourth Supplemental Indenture  . . . . .   December 15, 1983
     Thirty-fifth Supplemental Indenture . . . . . .   April 1, 1984
     Thirty-sixth Supplemental Indenture . . . . . .   June 1, 1984
     Thirty-seventh Supplemental Indenture . . . . .   June 1, 1984
     Thirty-eighth Supplemental Indenture  . . . . .   June 1, 1984
     Thirty-ninth Supplemental Indenture . . . . . .   April 1, 1985
     Fortieth Supplemental Indenture . . . . . . . .   October 1, 1985
     Forty-first Supplemental Indenture  . . . . . .   March 1, 1986
     Forty-second Supplemental Indenture . . . . . .   July 1, 1986
     Forty-third Supplemental Indenture  . . . . . .   January 1, 1987
     Forty-fourth Supplemental Indenture . . . . . .   December 1, 1987
     Forty-fifth supplemental Indenture  . . . . . .   September 1, 1988
     Forty-sixth Supplemental Indenture  . . . . . .   April 1, 1989
     Forty-seventh Supplemental Indenture  . . . . .   August 1, 1989
     Forty-eighth Supplemental Indenture . . . . . .   November 15, 1990
     Forty-ninth Supplemental Indenture  . . . . . .   November 15, 1990
     Fiftieth Supplemental Indenture . . . . . . . .   February 15, 1991

                Designation                              Dated as of
                -----------                              -----------

     Fifty-first Supplemental Indenture  . . . . . .   April 1, 1991
     Fifty-second Supplemental Indenture . . . . . .   September 15, 1991
     Fifty-third Supplemental Indenture  . . . . . .   January 1, 1992
     Fifty-fourth Supplemental Indenture . . . . . .   April 15, 1992
     Fifty-fifth Supplemental Indenture  . . . . . .   July 1, 1992
     Fifty-sixth Supplemental Indenture  . . . . . .   October 1, 1992
     Fifty-seventh Supplemental Indenture  . . . . .   February 1, 1993
     Fifty-eighth Supplemental Indenture . . . . . .   March 1, 1993
     Fifty-ninth Supplemental Indenture  . . . . . .   July 1, 1993
     Sixtieth Supplemental Indenture . . . . . . . .   July 1, 1993
     Sixty-first Supplemental Indenture  . . . . . .   August 15, 1993

     which supplemental indentures were or are to be recorded in various Counties in the States of North Carolina and South Carolina, and were or are to be indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

          WHEREAS, the Mortgage and said First through Sixty-first Supplemental Indentures were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Sixty-second Supplemental Indenture is to be recorded; and

          WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

          WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                                    Principal     Principal
                                                     Amount        Amount
               Series                                Issued      Outstanding
               ------                                ------      -----------

     3-3/4% Series due 1965  . . . . . . . . . . $ 46,000,000       None
     3-1/8% Series due 1979  . . . . . . . . . .   20,100,000       None
     3-1/4% Series due 1979  . . . . . . . . . .   43,930,000       None
     2-7/8% Series due 1981  . . . . . . . . . .   15,000,000       None
     3-1/2% Series due 1982  . . . . . . . . . .   20,000,000       None
     4-1/8% Series due 1988  . . . . . . . . . .   20,000,000       None
     4-7/8% Series due 1990  . . . . . . . . . .   25,000,000       None
     4-1/2% Series due 1991  . . . . . . . . . .   25,000,000       None
     4-1/2% Series due 1994  . . . . . . . . . .   30,000,000       None

                                                    Principal     Principal
                                                     Amount        Amount
               Series                                Issued      Outstanding
               ------                                ------      -----------

     5-1/8% Series due 1996  . . . . . . . . . .   30,000,000   $30,000,000
     6-3/8% Series due 1997  . . . . . . . . . .   40,000,000    40,000,000
     6-7/8% Series due 1998  . . . . . . . . . .   40,000,000    40,000,000
     8-3/4% Series due 2000  . . . . . . . . . .   40,000,000       None
     8-3/4% Series due August 1, 2000  . . . . .   50,000,000       None
     7-3/8% Series due 2001  . . . . . . . . . .   65,000,000       None
     7-3/4% Series due October 1, 2001 . . . . .  $70,000,000       None
     7-3/4% Series due 2002  . . . . . . . . . .  100,000,000       None
     7-3/4% Series due 2003  . . . . . . . . . .  100,000,000  $100,000,000
     8-1/8% Series due November 1, 2003  . . . .  100,000,000   100,000,000
     9-3/4% Series due 2004  . . . . . . . . . .  125,000,000       None
     11-1/8% Series due 1994 . . . . . . . . . .   50,000,000       None
     11% Series due April 15, 1984 . . . . . . .  100,000,000       None
     8-1/2% Series due October 1, 2007 . . . . .  100,000,000    17,451,000
     9-1/4% Series due June 1, 2008  . . . . . .  100,000,000       None
     10-1/2% Series due May 15, 2009 . . . . . .  125,000,000       None
     12-1/4% Series due November 1, 2009 . . . .  100,000,000       None
     Pollution Control Series A  . . . . . . . .   63,000,000       None
     14-1/8% Series due April 1, 1987  . . . . .  125,000,000       None
     Pollution Control Series B  . . . . . . . .   50,000,000       None
     Pollution Control Series C  . . . . . . . .    6,000,000       None
     11-5/8% Series due December 1, 1992 . . . .  100,000,000       None
     Pollution Control Series D  . . . . . . . .   48,485,000    48,485,000
     Pollution Control Series E  . . . . . . . .    5,970,000     5,970,000
     12-7/8% Series due December 1, 2013 . . . .  100,000,000       None
     Pollution Control Series F  . . . . . . . .   34,700,000    34,700,000
     13-3/8% Series due April 1, 1994  . . . . .  100,000,000       None
     Pollution Control Series G  . . . . . . . .  122,615,000   122,615,000
     Pollution Control Series H  . . . . . . . .   70,000,000       None
     Pollution Control Series I  . . . . . . . .   70,000,000       None
     Pollution Control Series J  . . . . . . . .    6,385,000     1,795,000
     Pollution Control Series K  . . . . . . . .    2,580,000     2,580,000
     Extendible Series due April 1, 1995 . . . .  125,000,000    77,050,000
     11-3/4% Series due October 1, 2015  . . . .  100,000,000       None
     8-7/8% Series due March 1, 2016 . . . . . .  100,000,000       None
     8-1/8% Series due July 1, 1996  . . . . . .  125,000,000       None
     8-1/2% Series due January 1, 2017 . . . . .  100,000,000       None
     9.174% Series due December 1, 1992  . . . .  100,000,000       None
     9% Series due September 1, 1993 . . . . . .  100,000,000       None
     9.60% Series due April 1, 1991  . . . . . .  100,000,000       None
     Secured Medium-Term Notes, Series A . . . .  200,000,000    73,000,000

                                                    Principal     Principal
                                                     Amount        Amount
               Series                                Issued      Outstanding
               ------                                ------      -----------

     8-1/8% Series due November 15, 1993 . . . .  100,000,000       None
     Secured Medium-Term Notes, Series B . . . .  100,000,000   100,000,000
     8-7/8% Series due February 15, 2021 . . . .  125,000,000   125,000,000
     9% Series due April 1, 2022 . . . . . . . .  100,000,000   100,000,000
     8-5/8% Series due September 15, 2021  . . .  100,000,000   100,000,000
     5.20% Series due January 1, 1995  . . . . .  125,000,000   125,000,000
     7-7/8% Series due April 15, 2004  . . . . .  150,000,000   150,000,000
     8.20% Series due July 1, 2022 . . . . . . .  150,000,000   150,000,000
     6-3/4% Series due October 1, 2002 . . . . . $100,000,000  $100,000,000
     6-1/8% Series due February 1, 2000  . . . .  150,000,000   150,000,000
     7-1/2% Series due March 1, 2023 . . . . . .  150,000,000   150,000,000
     5-3/8% Series due July 1, 1998  . . . . . .  100,000,000   100,000,000
     Secured Medium-Term Notes, Series C . . . .   90,000,000    90,000,000
     6-7/8% Series due August 15, 2023 . . . . .  100,000,000   100,000,000

     which bonds are also hereinafter sometimes called bonds of the First through Sixty-fourth Series, respectively; and

          WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

          WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

          WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

          WHEREAS, the execution and delivery by the Company of this Sixty-second Supplemental Indenture, and the terms of the bonds of the Sixty-fifth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York and W.T. Cunningham, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

               All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company's rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of
          Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-second Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

          TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

          IT IS HEREBY AGREED by the Company that, subject to the provisions of
     Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

          PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-second Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this Sixty-second Supplemental Indenture or covenanted so to be;
     (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Sixty-second Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in
     Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

          IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-second Supplemental Indenture being supplemental to the Mortgage.

          AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

          The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:


                                      ARTICLE I

                             SIXTY-FIFTH SERIES OF BONDS

          SECTION 1. There shall be a series of bonds designated "5 7/8% Series due January 15, 2004" (herein sometimes referred to as the "Sixty-fifth Series"), each of which shall also bear the descriptive title "First Mortgage Bond," and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-fifth Series shall be initially issued in the aggregate principal amount of $150,000,000, mature on January 15, 2004, bear interest at the rate of 5 7/8% per annum, payable from January 15, 1994, if the date of said bonds is prior to July 15, 1994, or, if the date of said bonds is after July 15, 1994, from the July 15 or January 15 next preceding the date of said bonds, and thereafter semi-annually on July 15 and January 15 of each year, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

          (I)  Bonds of the Sixty-fifth Series shall not be redeemable.

          (II) At the option of the registered owner, any bonds of the Sixty-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the Sixty-fifth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

          Bonds of the Sixty-fifth Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

          Upon any exchange or transfer of bonds of the Sixty-fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.


                                      ARTICLE II

                                  DIVIDEND COVENANT

          SECTION 2. The Company covenants and agrees that, so long as any of the bonds of the Sixty-fifth Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as "Restricted Payments"), and giving effect thereto, the amount arrived at by adding

               (a) the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on February 1, 1949 to holders of Common Stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

               (b) an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

               (c) an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

          The Company further covenants and agrees that not later than May 1 of each year beginning with the year 1995 it will furnish to the Corporate Trustee a Treasurer's Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 2.


                                     ARTICLE III

                  CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

          SECTION 3. Upon the filing of this Sixty-second Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, as supplemented, the Mortgage, as supplemented, may secure future advances and other indebtedness and sums not to exceed in the aggregate $750,000,000, in addition to $2,383,646,000 in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, as supplemented, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.


                                      ARTICLE IV

                               MISCELLANEOUS PROVISIONS

          SECTION 4.  Subject  to  the   amendments  provided   for  in   this
     Sixty-second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

          SECTION 5.  The provisions of the third and fourth paragraphs of
     Section 64 of the Mortgage with reference to the bonds of the First Series (therein called "1965 Series") shall also be deemed to apply separately to the bonds of the Sixty-fifth Series to the same extent as if such paragraphs had been repeated in said Section 64 with the words "Sixty-fifth Series" substituted therein wherever the figure and word "1965 Series" occur.

          SECTION 6. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

               The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this Sixty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-second Supplemental Indenture.

          SECTION 7. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Sixty-second Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixty-second Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

          SECTION 8. Nothing in this Sixty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Sixty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

          SECTION 9. This Sixty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Carolina Power & Light Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and W.T. Cunningham has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                                              CAROLINA POWER & LIGHT COMPANY


                                              By  /s/ Margaret S. Glass
                                              ------------------------------
                                                        Treasurer

     ATTEST:

     /s/ Adrian N. Wilson
     -----------------------------------
            Assistant Secretary



     Executed, sealed and delivered by
        CAROLINA POWER & LIGHT
        COMPANY in the presence of:


     /s/ Allison M. Mathews
     -----------------------------------
          Allison M. Mathews


     /s/ Shelia L. Jones
     -----------------------------------
          Shelia L. Jones

                                                THE BANK OF NEW YORK, as Trustee




                                                 By /s/ Lloyd A. McKenzie
                                                 -------------------------------
                                                    Assistant Vice President


     ATTEST:


     /s/ Louis J. Hack
     ------------------------------
          Assistant Secretary



                                                 /s/ W.T. Cunningham      (L.S.)
                                                 -------------------------------
                                                         W.T. Cunningham



     Executed, sealed and delivered
        by THE BANK OF NEW YORK
        and W.T. CUNNINGHAM
        in the presence of:


     /s/ E. Elcock
     ------------------------------
                E. Elcock


     /s/ Paul J. Schmalzel
     ------------------------------
           Paul J. Schmalzel

     STATE OF NORTH CAROLINA   )
                               ) SS.:
     COUNTY OF WAKE            )

          This 17th day of January, A.D. 1994, personally came before me, DONNA M. CASSADA, a Notary Public in and for the County aforesaid, MARGARET
     S. GLASS, who, being by me duly sworn, says that she is the Treasurer of CAROLINA POWER & LIGHT COMPANY, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by her in behalf of said corporation by its authority duly given. And the said MARGARET S. GLASS acknowledged the said writing to be the act and deed of said corporation.

          On the 17th day of January, in the year of 1994, before me personally came MARGARET S. GLASS, to me known, who, being by me duly sworn, did depose and say that she resides at 809 Lakestone Drive, Raleigh, State of North Carolina; that she is the Treasurer of CAROLINA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.


                                           /s/ Donna M. Cassada
                                           -------------------------------------
                                                        DONNA M. CASSADA
                                          NOTARY PUBLIC, State of North Carolina
                                                           Wake County
                                         My Commission Expires November 16, 1997



     STATE OF NORTH CAROLINA    )
                                )  SS.:
     COUNTY OF WAKE             )

          Personally appeared before me SHELIA L. JONES, who being duly sworn, says that she saw the corporate seal of CAROLINA POWER & LIGHT COMPANY affixed to the above written instrument, and that she also saw MARGARET S. GLASS, the Treasurer, with ADRIAN N. WILSON, an Assistant Secretary, of said CAROLINA POWER & LIGHT COMPANY, sign and attest the same, and that she, deponent, with ALLISON M. MATHEWS, witnessed the execution and delivery thereof as the act and deed of said CAROLINA POWER & LIGHT COMPANY.

                                           /s/ Shelia L. Jones
                                           ------------------------------------
                                                     Shelia L. Jones
     Sworn to before me this
     17th day of January, 1994

     /s/ Donna M. Cassada
     ---------------------------------------
                 DONNA M. CASSADA
     NOTARY PUBLIC, State of North Carolina
                   Wake County
     My Commission Expires November 16, 1997

     STATE OF NEW YORK   )
                         ) SS.:
     COUNTY OF NEW YORK  )

          This 18th day of January, A.D. 1994, personally came before me, CHRISTIAN O. NAGLER, a Notary Public in and for the County aforesaid, LLOYD
     A. MCKENZIE, who, being by me duly sworn, says that he is an Assistant Vice President of THE BANK OF NEW YORK, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said LLOYD A. MCKENZIE acknowledged the said writing to be the act and deed of said corporation.

          On the 18th day of January, in the year 1994, before me personally came LLOYD A. MCKENZIE, to me known, who, being by me duly sworn, did depose and say that he resides in Rosedale, New York; that he is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

          I, CHRISTIAN O. NAGLER, a Notary Public in and for the County aforesaid, do hereby certify that W.T. CUNNINGHAM personally appeared before me this day and acknowledged the due execution by him as successor Individual Trustee of the foregoing instrument.

          On the 18th day of January, 1994, before me personally came W.T. CUNNINGHAM, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he, as successor Individual Trustee, executed the same.

          WITNESS my hand and official seal this 18th day of January, 1994.




                                           /s/ Christian O. Nagler
                                           ------------------------------------
                                                  CHRISTIAN O. NAGLER
                                           NOTARY PUBLIC, State of New York
                                                    No. O1NA5014956
                                              Qualified in New York County
                                          Certificate filed in New York County
                                            Commission Expires July 12, 1995

     STATE OF NEW YORK   )
                         ) SS.:
     COUNTY OF NEW YORK  )


          Personally appeared before me PAUL J. SCHMALZEL, who, being duly sworn, says that he saw the corporate seal of THE BANK OF NEW YORK affixed to the above written instrument and that he also saw LLOYD A. MCKENZIE, an Assistant Vice President, with LOUIS J. HACK, an Assistant Secretary, of said THE BANK OF NEW YORK, sign and attest the same, and that he, deponent, with E. ELCOCK, witnessed the execution and delivery thereof as the act and deed of said THE BANK OF NEW YORK.

          Personally appeared before me PAUL J. SCHMALZEL, who, being duly sworn, says that he saw the within named W.T. CUNNINGHAM, as successor Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that he, deponent, with E. ELCOCK, witnessed the execution thereof.


                                           /s/ Paul J. Schmalzel
                                           -----------------------------------
                                                    Paul J. Schmalzel


     Sworn to before me this
     18th day of January, 1994


     /s/ Christian O. Nagler
     ---------------------------------------
               CHRISTIAN O. NAGLER
         NOTARY PUBLIC, State of New York
                 No. O1NA5014956
           Qualified in New York County
       Certificate filed in New York County
         Commission Expires July 12, 1995